UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 24, 2018
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 ELEVATE CREDIT, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37680	46-4714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4150 International Plaza, Suite 300
Fort Worth, Texas 76109
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code (817) 928-1500
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On January 24, 2018, Elevate Credit, Inc. (the "Company") entered into a new lease agreement with COP-Spectrum Center, LLC to increase the office space leased at 5080 Spectrum Drive (the "Building") to approximately 53,000 square feet. This lease will commence on October 1, 2018 ("Commencement Date") and expire June 30, 2026.

Pursuant to the lease, within 12 months of the expiration date of the initial term, the Company has the option to extend the lease for two additional five-year terms, with certain increases in base rent. In addition, provided that the Company meets certain conditions, the Company has the right of first refusal to lease an additional floor of the Building. The Company has a one-time right to terminate the lease effective as of the end of the 71st month following the Commencement Date upon the payment of certain termination costs.

The foregoing description of the lease does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the lease, a redacted copy of which will be filed as exhibits to the Company’s annual report on Form 10-k for the year ended December 31, 2017. The Company intends to submit a Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the lease.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elevate Credit, Inc.
Date:	January 25, 2018	By:	/s/ Christopher Lutes
Christopher Lutes
Chief Financial Officer